Exhibit 99.1 – Compromise Agreement with Mr. Hynes

DATED	2010

(1) SYMMETRY MEDICAL
THORNTON PRECISION COMPONENTS LIMITED

and

(2) JOHN HYNES

COMPROMISE AGREEMENT

WITHOUT PREJUDICE

INDEX

1	DEFINITIONS
2	TERMINATION OF EMPLOYMENT AND OFFICES
3	SALARY AND CONTRACTUAL BENEFITS
4	EXPENSES
5	COMPANY CAR
6	REFERENCE AND DATA PROTECTION
7	ANNOUNCEMENTS
8	TAXATION
9	PENSION
10	SHARE OPTIONS
11	INSURANCE BENEFITS
12	COMPENSATION
13	LEGAL COSTS
14	WARRANTIES AND REPRESENTATIONS
15	RESTRICTIVE COVENANTS AND CONFIDENTIAL INFORMATION
16	CONFIDENTIALITY
17	SETTLEMENT
18	COMPROMISE AGREEMENT
19	GOVERNING LAW AND JURISDICTION
20	WITHOUT PREJUDICE

SCHEDULE A	RESIGNATION LETTER
SCHEDULE B	ADVISER'S CERTIFICATE

THIS AGREEMENT is made on   _____ 2010 BETWEEN:

(1)
Symmetry Medical, Thornton Precision Components Limited, a company incorporated in England and registered under number 293190 whose registered office is at Beulah Road, Sheffield S6  ("the Company"); and

(2)	John Hynes ("the Employee").

BACKGROUND:

A.	The Company reviewed its business operations and as a result of that review the Employee’s role was terminated on grounds of redundancy.

B.
The parties have entered into this Agreement for the purpose of recording and implementing the terms upon which they have agreed to settle all claims that the Employee has or may have against the Company or any Group Company, or its or their respective employees, directors, or officers, in connection with the Employee's employment or its termination.

C.
The Company enters into this Agreement for itself and as agent and trustee for all Group Companies and is properly authorised to do so.  It is the parties' intention that each Group Company shall be able to enforce any rights it has under this Agreement subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement (unless the context indicates otherwise):

"Board" means the Board of Directors of the Company and includes any committee of the Board duly authorized to act on its behalf;

"Confidential Information"        means information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, products, affairs and finances of the Company and/or any Group Company for the time being confidential to the Company and/or any Group Company and trade secrets, including, without limitation, technical data and know-how relating to the business of the Company and/or any Group Company or any of its or their suppliers, clients, customers, agents, distributors, shareholders or management, whether or not such information (if in anything other than oral form) is marked confidential;

"Copies"        means copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling information which contains, reflects or is derived or generated from Confidential Information;

"Contract of Employment"        means the contract of employment made between the Company and the Employee dated 11 October 2007;

"the Employment Legislation"        means s203(2)(f) Employment Rights Act 1996, s77(4)(aa) Sex Discrimination Act 1975, s72(4)(aa) Race Relations Act 1976, s9(2) Disability Discrimination Act 1995, s288(2A) Trade Union & Labour Relations (Consolidation) Act 1992, s35(2)(b), Working Time Regulations 1998, Article 119 Treaty of Rome and EU Directives made thereunder, s49 National Minimum Wage Act 1998, Employment Act 2002, s9 Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, s10 Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Schedule 4 Employment Equality (Sexual Orientation) Regulations 2003, Schedule 4 Employment Equality (Religion or Belief) Regulations 2003, Schedule 5 Employment Equality (Age) Regulations 2006;

"Group Company"        means the Company and any company of which it is a Subsidiary and any other Subsidiaries of any such holding company, or any associated company (as defined in s416 of the Income and Corporation Taxes Act 1988) of the Company or any Subsidiary and the expressions "Group", "Group Companies" and  "member of the Group" shall be construed accordingly;

"the Pension Scheme"  means the Stakeholder Pension plan operated by the Company.

"Personal Data" means any data which relate to a living individual and which are defined in s.1 Data Protection act 1998;

"Qualified Lawyer" means Richard Kay of Cobbetts, Solicitors of 58 Mosley Street, Manchester M2 3HZ;

“Restricted Stock Plan” means the Company’s 2004 Equity Incentive Plan, as amended in 2009.

"Subsidiary"      means a "subsidiary" as defined in s736 of the Companies Act 1985;

"the Termination Date" means 22 April 2010

“the Termination Payment” means £24,000 (twenty four thousand pounds);

1.2	The headings in this Agreement do not form part of this Agreement and shall not be taken into account in its construction and interpretation.

2.	TERMINATION OF EMPLOYMENT AND OFFICES

2.1	The employment of the Employee with the Company terminated on the Termination Date by reason of redundancy.

2.2
To the extent the Employee has not already done so, the Employee will resign from all offices and/or directorships presently held within the Company or any Group Company in the form of the draft letter attached at Schedule A to this Agreement.

2.3
The Employee undertakes to execute all such documents (in such form as the Company requests) and to do all such acts and things as may be necessary to give effect to such resignation and implement the arrangements set out in this Agreement.

3.	SALARY AND CONTRACTUAL BENEFITS

3.1
The Company has paid via its usual payroll mechanism the Employee's accrued salary to the Termination Date, subject to the normal deductions of Income Tax and National Insurance.  Appropriate contributions to the Pension Scheme will be deducted in the normal way.

3.2	The Executive agrees and acknowledges that no payment is due in respect of accrued but untaken annual leave.

3.3
The Employee's entitlement to all contractual benefits will cease on the Termination Date.  The Employee acknowledges that, save as set out in this Agreement, there is no further entitlement to any share options, share incentives, commission, bonus, incentive payment or any other payment.

3.4	The Company shall pay to the Employee twelve months’ pay in lieu of notice, which shall be paid via the payroll and subject to all normal deductions of income tax and national insurance.

4.	EXPENSES. The Employee confirms that he has submitted all expenses claims and that there are no further claims to submit. The Company confirms that he will be reimbursed in the usual way.

5.	COMPANY CAR. The Employee confirms that he has returned the company vehicle to the Company and shall be paid an appropriate sum in lieu of the benefit of the vehicle and fuel.

6.	REFERENCE AND DATA PROTECTION

6.1
The Company will, on request, provide prospective employers with a positive reference for the Employee and will deal with oral enquiries from prospective employers in a manner consistent with any written text provided.

6.2
The Company will retain Personal Data about the Employee in accordance with the Data Protection Act 1998 and if prospective employers ask for additional information will answer those enquiries by reference to that data only and the Employee hereby consents to retention and use of such data for that purpose.

7.	ANNOUNCEMENTS. The Employee's departure will be announced as being due to corporate restructuring.

8.	TAXATION

8.1	The Company and the Employee believe that the Termination Payment is not subject to tax pursuant to s401 Income Tax (Earnings and Pensions) Act 2003.

8.2
The Employee is solely responsible for the payment of any tax of any nature and any liability to National Insurance contributions (whether the same is payable in the United Kingdom or elsewhere) arising in respect of or by reason of any payment or the provision of any benefits set out in this Agreement and the Employee will indemnify each and every Group Company and keep each and every Group Company fully and effectively indemnified on a continuing basis against all and any liabilities to taxation (including, without limitation, any liability resulting from the failure to deduct tax) and national insurance contributions (including any reasonable costs, expenses, penalties, interest or liabilities) which any such company may incur in respect of or by reason of such payment or the provision of such benefit.

9.	PENSION

9.1
The Employee will receive a statement of the Employee's accrued entitlement under the Pension Scheme and of the Employee's rights and options available for dealing with that entitlement within thirty (30) days of the Termination Date.

9.2	The Company will pay 6% of Employee’s annual salary, in an amount of £8,400, into the Pension Scheme in order to augment the Employee's pension benefits.

9.3
If the Employee wishes, the Company will pay part or all of the compensation set out in paragraph 12 into the Pension Scheme to enhance the Employee's benefits, subject to the rules of the Pension Scheme and to Inland Revenue limits. The Employee confirms that if he wishes to do so, he will notify the Company by no later than seven days after the date of this Agreement failing which the Company shall assume that he does not wish to do so.

10.	RESTRICTED SHARE PLAN. In accordance with the rules of the 2004 Equity Incentive Plan, all shares of Restricted Stock granted to the Employee will be forfeited on the Termination Date.

11.	INSURANCE BENEFITS. The Company will continue to provide the Employee with private medical expenses insurance cover on the current basis subject to the provisions of such schemes until April 3, 2011.

12.
COMPENSATION.  By way of compensation for the early termination of the Employee's employment and loss of office the Company will pay to the Employee without admission of liability the Termination Payment, which includes a statutory redundancy payment of £760, and provide the benefits set out in this Agreement (subject to deduction of any tax and National Insurance contributions which are required by law).  Payment of this sum is conditional on the fulfillment of the warranties and undertakings given by the Employee set out in paragraph 14 of this Agreement.  The Termination Payment will be paid subject always to receipt by the Company of a letter from the Qualified Lawyer as set out in Schedule B.

13.
LEGAL COSTS.  The Company will pay the Employee's legal costs, sundry charges, disbursements and VAT up to a maximum of £1,000 plus VAT incurred wholly in connection with the termination of the Employee's employment and receiving advice upon the terms and effect of this Agreement by means of a payment directly to the Qualified Lawyer's firm within five (5) days of receipt of the signed agreement and a VAT invoice addressed to the Employee and marked payable by the Company.

14.
WARRANTIES AND REPRESENTATIONS.  As a condition and in consideration of the Company agreeing to pay to the Employee the Termination Payment referred to in paragraph 12 and to provide any other benefits referred to in this Agreement by way of compensation for loss of office and in connection with the termination of the Employee's employment, the Employee warrants and undertakes to the Company as follows:

14.1
Save as already disclosed in writing to the Board, the Employee has committed no material breach of duty (including fiduciary duty) owed to the Company or any Group Company.  For the avoidance of doubt, this Agreement shall not operate to release the Employee from any liability owed to any company of which the Employee was a director by virtue of the Employee's employment with the Company.

14.2
At the date of this Agreement, save as already disclosed by the Employee to the Board in writing, the Employee has not received any approach which may lead to employment, received any offer of employment or self-employment, nor is negotiating any such offer, accepted any offer of employment or commenced employment (and for the purpose of this sub-paragraph the term "employment" shall include a contract of service, a contract for services and any association with a partnership), save that the Company acknowledges that the Employee has registered with employment agencies with a view to securing alternative employment.

14.3	That the Employee has returned to the Company all Confidential Information and Copies thereof.

14.4
That the Employee has returned in good condition and without modification all equipment, correspondence, documents, records, data, software, disks and other information-storing medium, specifications, models and all copies, summaries, notes and reproductions thereof and any other property belonging to or relating to the business or affairs of the Company or any Group Company or any officer, employee, customer, supplier or agent of the Company or any Group Company, its or their customers, clients or suppliers (including, but not limited to, the Employee’s mobile telephone, credit cards, keys, all passwords, business cards and passes) which are in the possession or under the control of the Employee.

14.5
That the Employee will provide the Company and/or any Group Company with all reasonable assistance in potential or ongoing proceedings concerning its or their business or ongoing contracts or transactions in relation to its or their business, in relation to which the Employee has relevant knowledge or expertise provided that the Employee will be reimbursed for reasonable expenses in providing that assistance.

14.6
That the Employee agrees not to make any statement to any third party regarding the Employee's employment by the Company or its termination or the business affairs of the Company or any Group Company, its or their suppliers, customers, employees, officers or agents and will use their best endeavours to prevent the making of such statements.

14.7
Not to make or publish or cause to be made or published to anyone in any circumstances any disparaging or derogatory remarks concerning the Company or any Group Company or its or their employees, agents or officers.

15.
RESTRICTIVE COVENANTS AND CONFIDENTIAL INFORMATION.  The Company confirms that the Employee is released from the restrictions contained in paragraph 19 of the Contract of Employment to the extent that any subsequent position would not be reasonably likely to involve the release of information covered by the confidentiality provisions in the Contract of Employment. The Employee confirms that the confidentiality provisions contained in the Contract of Employment remain in full force and effect.

16.	CONFIDENTIALITY

16.1
The Employee agrees that, as a result of the Employee's employment, the Employee has had access to Confidential Information and in this regard the Employee acknowledges the continuing duty of confidentiality to the Company and to the Group after the termination of the Employee's employment.

16.2	The Employee will not represent himself or permit himself to be held out as being in any way connected with or interested in the Company or any Group Company after the Termination Date.

17.	SETTLEMENT

17.1
The Employee accepts the terms of this Agreement in full and final settlement of all and any claims, demands, costs and expenses or rights of action of any kind whatsoever whether arising in the UK or anywhere in the world that the Employee has or may have now or at any time in the future (whether the relevant facts or the possibility of such a claim are known to the Employee or in existence as at the date of this Agreement) against the Company or the Group or its or their respective employees, directors, or officers in relation to or arising under the Contract of Employment, from the Employee's employment with the Company or its termination or the holding or termination of any office or any other matter including any common law, contractual or statutory claims including the Employee's potential claim for unfair dismissal and breach of contract, and including the following:

17.1.1	any claim for a payment in lieu of notice or damages for breach of the Contract of Employment or any other contract arising from the Employee's employment with the Company;

17.1.2	any claim in relation to any shares, share options or shareholding;

17.1.3	any claim for stigma damages;

17.1.4	any claim for outstanding pay, including holiday pay;

17.1.5	any claim for overtime, bonuses or commission;

17.1.6	any claim for unlawful deduction of wages under Section 23 Part II Employment Rights Act 1996;

17.1.7	any claim under s2 or 7A of the Equal Pay Act 1970 or Article 141 Treaty of Rome as amended;

17.1.8	any claim for a redundancy payment whether statutory or contractual;

17.1.9	any claim for unfair dismissal or constructive unfair dismissal (including specific claims for unfair dismissal under Sections 99 to 104C of the Employment Rights Act 1996;

17.1.10	any claim for a protective award under the Trade Union and Labour Relations (Consolidation) Act 1992 (as amended);

17.1.11	any claim for unlawful discrimination, including:

17.1.11.1	claims under s63 Sex Discrimination Act 1975;

17.1.11.2	claims under s54 Race Discrimination Act 1976;

17.1.11.3	claims under s17A Disability Discrimination Act 1995;

17.1.11.4	claims under Regulation 28 of the Employment Equality (Religion or Belief) Regulations 2003;

17.1.11.5	claims under Regulation 28 of the Employment Equality (Sexual Orientation) Regulations 2003;

17.1.11.6	claims under Regulation 36 of the Employment Equality (Age) Regulations 2006;

17.1.12	any claim for victimisation for unlawful discrimination on any ground including claims under the legislation referred to in 17.1.10 above;

17.1.13	any claim for physical or psychiatric illness or injury to feelings relating to any act of discrimination;

17.1.14	any claim under Regulation 30(1) of the Working Time Regulations 1998;

17.1.15	any claim under the laws of the European Union;

17.1.16	any claim under the Human Rights Act 1998;

17.1.17
any claim of detrimental treatment on any ground set out in s48, s54, s51, s57, s57B, s60, s63, s70, s80, s93 of the Employment Rights Act 1996, Regulation 8(1) of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, Regulation 7(1) of the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, and s24 National Minimum Wage Act 1998;

17.1.18	any other claim under the Employment Rights Act 1996;

17.1.19
any claim for personal injury arising from stress or any stress related illness or any personal injury claim arising during the course of the Employee's employment with the company of which the employee was aware before the signing of this Agreement;

17.1.20	any claim under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006;

17.1.21	any claim under the Maternity and Parental Leave (Amendment) Regulations 2002;

17.1.22	any claim under the Paternity and Adoption Leave Regulations 2002;

17.1.23	any claim under the Flexible Working (Eligibility, Complaints and Remedies) Regulations 2002;

17.1.24	any complaint under s11 Employment Relations Act 1999.

17.2
The Employee agrees not to institute or pursue any proceedings against the Company or any Group Company or its or their respective employees, directors, or officers before an Employment Tribunal in respect of any claim under the Employment Legislation.

17.3
The Employee agrees not to institute or pursue any proceedings against the Company or any Group Company or its or their respective employees, directors, or officers in any other Court of relevant jurisdiction for any claim relating to any matter arising during or in relation to the termination of the Employee's employment or under the Contract of Employment with the Company or any other contract connected with the employment of the Employee and made between him and the Company or any other Group Company and/or the termination of any such contract save for the sums and benefits due to him as set out in this Agreement.

17.4
If contrary to sub-clauses 17.1, 17.2 and 17.3 the Employee does institute or continue any proceedings as set out in those clauses, the Employee hereby agrees to repay to the Company or a Group Company a sum equal to the value of the Termination Payment.  The Employee agrees that in such circumstance the said sum is recoverable from him by the Company as a debt.

17.5
Sub-clauses 17.1, 17.2 and 17.3 shall not apply to any claim which the Employee may have for personal injury (other than any claim arising from or in connection with the claims compromised in this Agreement) or any entitlement of the Employee under the rules of the Pension Scheme.

17.6	For the avoidance of doubt, the Company complies with the terms of this Agreement without admission of liability.

17.7
The Contracts (Rights of Third Parties) Act 1999 will apply to this Agreement insofar as its terms may be enforced by the Company or any Group Company or by any employee, director, shareholder or officer of the Company or any Group Company as the case may be.

17.8	The parties confirm that this Agreement is made in accordance with the Employment Legislation and satisfies the conditions set out thereunder which regulate Compromise Agreements.

18.	COMPROMISE AGREEMENT. The Employee represents and warrants that:

18.1
The Employee has instructed the Qualified Lawyer to advise as to whether the Employee has or may have any claims, including statutory claims, against the Company or its employees, directors, shareholders or officers arising out of or in connection with the Employee's employment or its termination.

18.2	The Employee has provided the Qualified Lawyer with all available information which the Qualified Lawyer requires or may require in order to advise whether the Employee has any such claims.

18.3
The Qualified Lawyer has advised the Employee as to the terms and effect of this Agreement and in particular its effect on the Employee's ability to pursue claims before an Employment Tribunal, and that the Employee's only claims or potential claims against the Company or its employees, directors, shareholders or officers whether statutory or otherwise, are those referred to in clause 17 of this Agreement.

18.4
The Qualified Lawyer has confirmed to the Employee that when the Qualified Lawyer gave the advice referred to, the risk of all or any claims by the Employee in respect of any loss arising in consequence of the advice was covered by a current policy of insurance.

18.5	The Qualified Lawyer will sign and deliver to the Company a letter in the form attached at Schedule B to this Agreement on appropriate headed notepaper of the Qualified Lawyer's firm.

19.	GOVERNING LAW AND JURISDICTION

This Agreement is governed by the law of England and Wales and any dispute is subject to the exclusive jurisdiction of the Courts of England and Wales. The parties agree that any legal action taken to enforce any term of this Agreement shall be taken in a Court or Tribunal in England and Wales.

20.	WITHOUT PREJUDICE

Notwithstanding that this Agreement is marked "without prejudice" it shall when signed by all parties become open and binding on the Employee and the Company.

SIGNED _______________

DATED _______________
for and on behalf of Symmetry Medical Thornton Precision Components Limited
for itself and each of its Group Companies

SIGNED _______________

DATED _______________
John Hynes

SCHEDULE A

Resignation Letter

John Hynes

[Date]

To:

The Directors

Symmetry Medical Thornton Precision Components Limited

Beulah Road

Sheffield

S6

Dear Sirs

I hereby resign from all offices and directorships which I hold in Symmetry Medical Thornton Precision Components Limited or any of its Group Companies [as that term is defined in the Agreement between the Company and me dated [date] ("the Compromise Agreement")] with immediate effect.

I confirm that I have no claim for compensation for loss of office arising out of my ceasing to hold any of the offices or appointments described above save as set out in the Compromise Agreement.

Please arrange for the Registrar of Companies to be notified of my resignations from office as soon as possible, and provide me with copies of all correspondence requesting notification and confirming it.

Yours faithfully

John Hynes

SCHEDULE B

Adviser's Certificate

For the attention of:

Symmetry Medical Thornton Precision Components Limited

Beulah Road

SHEFFIELD

S6

[Date]

Dear Sirs

I am writing in connection with the agreement between my client, John Hynes and Symmetry Medical Thornton Precision Components Limited (Company) of today's date (Agreement) to confirm that:

1.	I, Richard Kay of Cobbetts LLP, whose address is 3 Mosley Street, Manchester M2 3HZ], am a Solicitor of the Supreme Court of England and Wales who holds a current practising certificate.

2.	I have given John Hynes independent legal advice on the terms and effect of the Agreement and, in particular, its effect upon his/her ability to pursue the claims specified in the Agreement.

3.	I gave the advice to John Hynes as a relevant independent adviser within the definitions set out in the Employment Legislation referred to at paragraph 1.1 of the Agreement.

4.
There is now in force (and was in force at the time I gave the advice referred to above) a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of a claim in respect of loss arising in consequence of the advice I have given John Hynes.

Yours faithfully

RICHARD KAY